CONSENT OF DIRECTOR ELECT

      I, Jacob Shayovitz, hereby consent to act as a director of East Coast Venture Capital, Inc. (the "Company"), effective upon consummation of the public offering of the Company's securities as set forth in the prospectus contained in the registration statement on Form N-2 (File No. 333-58681). I also consent, pursuant Rule 438 under the Securities Act of 1933, as amended, to the reference in the prospectus under the caption "Management".

    APRIL 13, 2000                  /s/ JACOB SHAYOVITZ
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Date                                    Jacob Shayovitz